UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 29, 2009, Protective Apparel Corporation of America, Point Blank Body Armor Inc. and Life Wear Technologies, Inc. (collectively, the “Subsidiary Borrowers”), each a subsidiary of Point Blank Solutions, Inc. (the “Company”), and the Company entered into a Twelfth Amendment (the “Twelfth Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of April 3, 2007 (the “Loan Agreement”), by and among the Subsidiary Borrowers, as borrowers, the Company, as guarantor, and Bank of America, N.A. (as successor by merger to LaSalle Business Credit, LLC), as administrative agent and collateral agent for itself and all other lenders party to the Loan Agreement.  The Twelfth Amendment, among other things, (i) extends the maturity date of the $10 million term loan portion of the credit facility provided under the Loan Agreement (the “Term Loan”) from May 29, 2009 to August 30, 2009 and (ii) requires that the Subsidiary Borrowers make a payment of $1.5 million towards the principal amount of the Term Loan on each of June 30, 2009 and July 30, 2009.  The term of the third party guarantee provided in support of the Term Loan was also extended until August 30, 2009.

The foregoing description of the Twelfth Amendment is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On June 1, 2009, the Company’s independent registered public accounting firm, Rachlin LLP (“Rachlin”), merged with and into Marcum LLP (the “Merger”) and began practicing in Florida as “MarcumRachlin, a division of Marcum LLP” (“MarcumRachlin”).  Accordingly, effective June 1, 2009, Rachlin ceased to act as the Company’s independent registered public accounting firm and MarcumRachlin became the Company’s independent registered public accounting firm.  This change in the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Company’s Board of Directors.

The principal accountant’s reports of Rachlin on the consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007 and through the effective time of the Merger, there were no disagreements with Rachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Rachlin’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the fiscal years ended December 31, 2008 and 2007 and through June 1, 2009, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2008 and 2007 and through the effective time of the Merger, the Company did not consult with Marcum LLP or MarcumRachlin with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Rachlin with a copy of the foregoing disclosure and requested Rachlin to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of such letter, dated June 4, 2009, furnished by MarcumRachlin as successor to Rachlin, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1
Twelfth Amendment to Loan and Security Agreement, dated as of May 29, 2009, by and among Protective Apparel Corporation of America, Point Blank Body Armor Inc., Life Wear Technologies, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.

16.1	Letter, dated June 4, 2009, from MarcumRachlin, a division of Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: June 4, 2009	By:	/s/ Michelle Doery
Name: Michelle Doery
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Twelfth Amendment to Loan and Security Agreement, dated as of May 29, 2009, by and among Protective Apparel Corporation of America, Point Blank Body Armor Inc., Life Wear Technologies, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.

16.1	Letter, dated June 4, 2009, from MarcumRachlin, a division of Marcum LLP.